Exhibit 99.1
HOLLYWOOD MEDIA CORP. REPORTS
THIRD QUARTER 2007 RESULTS
Third Quarter Revenues Increase 16% to $28 Million
Third Quarter Broadway Ticketing Net Income Up 65%
(Boca Raton, FL — November 9, 2007) — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today reported financial results for the third quarter ended September 30, 2007.
THIRD QUARTER 2007 FINANCIAL RESULTS
As previously reported, in August 2007 Hollywood Media sold its Source business unit to West World Media, LLC, and in August 2006 Hollywood Media sold its Baseline StudioSystems business unit to The New York Times Company. For purposes of the financial results presented in this press release in accordance with GAAP, the operating results and the gain on sale of these sold businesses are reported as discontinued operations and excluded from Hollywood Media’s net revenues and results of continuing operations for all periods presented.
Hollywood Media’s net revenues (which exclude the sale and operating results of the discontinued operations noted above) for the three months ended September 30, 2007 increased 15.6% to $28.2 million compared to $24.4 million for the third quarter of 2006.
The loss from continuing operations for the third quarter of 2007 was $2.2 million, an improvement of 15.3%, compared to a $2.5 million loss from continuing operations in the third quarter of 2006. The net loss per share from continuing operations was $0.06 on a per share basis for the third quarter of 2007, as compared to $0.08 on a per share basis for the third quarter of 2006.
EBITDA (Modified)* (which excludes the sale and operating results of the discontinued operations noted above) for the third quarter of 2007 was a loss of $1.9 million, an increase of 19.3%, compared to a loss of $1.6 million for the third quarter of 2006. For comparison purposes, note that EBITDA (Modified) for the third quarter of 2006 includes a non-cash gain of $240,000 due to a derivative liability which no longer exists as a result of its elimination to additional paid-in capital in accordance with a change in accounting pronouncements effective January 1, 2007. EBITDA (Modified) results for the third quarter of 2007 were also impacted by several factors discussed in the business review section below.
Net income (which includes discontinued operations) for the third quarter of 2007 was $8.1 million, or $0.24 per basic and diluted share, compared to a net income of $15.0 million for the third quarter of 2006, or $0.45 on a per share basis.

HOLLYWOOD MEDIA CORP. REPORTS THIRD QUARTER 2007 RESULTS
The Company’s cash and cash equivalents on hand were $34.5 million at September 30, 2007, as compared to cash and cash equivalents of $12.6 million at June 30, 2007. This increase was due in large part to Hollywood Media’s receipt of cash proceeds of $23.0 million from the sale of its Source business on August 24, 2007 (with net cash proceeds from such sale of approximately $20.5 million after deducting estimated taxes and certain other related expenses), and receipt of a cash payment of approximately $2.9 million in September 2007 as a release of the escrowed portion of the purchase price for last year’s sale of the Baseline StudioSystems business. The balance also reflects the full repayment in May 2007 of $7.0 million principal amount of the Company’s senior unsecured notes.
“Our overall revenue increase was driven by continued double digit growth in our Broadway Ticketing business during the traditionally seasonally slow third quarter,” commented Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer. “We also began to witness the positive impact on our Broadway Ticketing operating income and margins during the quarter, as we implemented increased pricing flexibility permitted under recent law changes in New York. Demand for Broadway tickets through Broadway.com remains solid and we are experiencing considerable sales momentum in the current fourth quarter holiday period.”
“We are also taking steps to reduce costs at the corporate level following the sale of the Source business,” Mr. Rubenstein continued. “At the same time, we are continuing to invest in our advertising sales resources and development of Hollywood.com, with the goal of strengthening our online product and more effectively monetizing our audience. As we focus on executing our strategy, we continue to explore opportunities for generating returns for the Company’s shareholders.”
THIRD QUARTER 2007 BUSINESS REVIEW
During the third quarter of 2007, Broadway Ticketing revenues were $25.1 million, a 16.0% increase as compared to $21.5 million in the third quarter of 2006.
EBITDA* for the Broadway Ticketing division in the third quarter of 2007 was $1.1 million, a 59.1% increase as compared to $701,498 in the third quarter of 2006. EBITDA for the segment increased in large part due to an increase in gross margins to approximately 19% during the quarter, as compared to approximately 16% during the third quarter of 2006, which was partially offset by temporary redundant lease expense of $183,235 as the Company consolidates its New York offices.
Deferred revenue related to Broadway Ticketing was $21.8 million as of September 30, 2007, up 10.8% compared to $19.6 million of deferred revenue as of September 30, 2006.
Revenues for the Ad Sales segment were $2.7 million in the third quarter of 2007, an increase of 7.0% from the prior-year period. The Ad Sales segment includes Hollywood.com’s revenues from selling advertising on Hollywood.com, commissions received from advertising sold on MovieTickets.com by Hollywood.com, and CinemasOnline’s revenues from selling advertising in the U.K. on theatre Web sites and plasma screens.

HOLLYWOOD MEDIA CORP. REPORTS THIRD QUARTER 2007 RESULTS
EBITDA* for the Ad Sales segment was a loss of $434,175 in the third quarter of 2007, compared to a gain of $73,174 in the third quarter of 2006. EBITDA for the recent period was impacted by the continued investment in Hollywood.com.
INVESTMENT IN MOVIETICKETS.COM
MovieTickets.com (in which Hollywood Media owns a 26.2% interest), recently reported record ticket sales for Summer 2007 (May 2007- August 2007) with movie tickets sold via MovieTickets.com beating May 2006-August 2006 movie tickets sold by over 40%. Moreover, MovieTickets.com now tickets exclusively for over 100 movie theater chains. Note that MovieTickets.com’s earnings are not included in Hollywood Media’s financials for any of the periods presented.
SELECT SEGMENT HIGHLIGHTS
The following tables provide revenue, EBITDA* and net income data for our two highest revenue generating segments. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s condensed consolidated income statements. The segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.
Quarter Ended September 30th (“Q3”)
Net Revenue

	Q3 2007	Q3 2006	% Change
Broadway Ticketing	$25,086,116	$21,543,990	16.44%
Ad Sales	$2,747,602	$2,570,826	6.88%
EBITDA*

	Q3 2007	Q3 2006	% Change
Broadway Ticketing (a)	$1,115,888	$701,498	59.07%
Ad Sales	$(434,175)	$73,174	-693.35%
Net Income (Loss)

	Q3 2007	Q3 2006	% Change
Broadway Ticketing (a)	$1,047,214	$634,724	64.99%
Ad Sales	$(657,912)	$(214,647)	-206.51%

(a)	The Broadway Ticketing segment’s EBITDA and Net Income in the third quarter of 2007 as compared to the third quarter of 2006 was negatively impacted by temporary redundant lease expense of $183,235 during the third quarter of 2007 as the Company consolidates its New York offices.

HOLLYWOOD MEDIA CORP. REPORTS THIRD QUARTER 2007 RESULTS
TELECONFERENCE INFORMATION
Management will host a teleconference to discuss Hollywood Media’s 2007 third quarter financial results on Friday, November 9, 2007 at 9:00 a.m. Eastern Time. To access the teleconference, please dial 888-562-3654 (U.S.) or 973-582-2703 (international) approximately ten minutes prior to the start of the call. The reference passcode for the call is 9425472. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.
If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through November 16, 2007 and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 9425472. An archived version of the webcast will also be available on the investor relations portion of Hollywood Media’s Web site.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Broadway Ticketing division including Broadway.com, 1-800-Broadway, Theatre Direct International, and London-based Theatre.com; and its Ad Sales division including Hollywood.com and the U.K.-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on Hollywood Media’s debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.

HOLLYWOOD MEDIA CORP. REPORTS THIRD QUARTER 2007 RESULTS
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2006. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,513,305	$27,448,649
Receivables, net	3,370,042	3,345,757
Inventories held for sale	6,778,180	3,374,127
Deferred ticket costs	16,922,634	15,273,324
Prepaid expenses	1,874,014	2,294,730
Other receivables	2,425,331	2,603,416
Other current assets	97,308	3,031,495
Restricted cash	—	90,000
Current assets of discontinued operations	—	974,026

Total current assets	65,980,814	58,435,524

PROPERTY AND EQUIPMENT, net	3,470,394	1,914,201
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	284,299	282,714
INTANGIBLE ASSETS, net	1,596,840	1,872,536
GOODWILL	30,237,137	27,832,214
OTHER ASSETS	130,978	110,678
LONG TERM ASSETS OF DISCONTINUED OPERATIONS	—	9,561,737

TOTAL ASSETS	$101,700,462	$100,009,604

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,347,828	$3,084,420
Accrued expenses and other	5,471,171	6,413,079
Deferred revenue	24,742,037	23,797,907
Customer deposits	1,304,574	1,775,713
Current portion of capital lease obligations	134,409	52,303
Senior unsecured notes, net	—	6,375,399
Current portion of note payable	21,287	—
Current liabilities of discontinued operations	—	556,341

Total current liabilities	38,021,306	42,055,162

DEFERRED REVENUE	551,890	570,218
CAPITAL LEASE OBLIGATIONS, less current portion	277,726	25,285
MINORITY INTEREST	13,851	62,040
OTHER DEFERRED LIABILITY	432,277	3,295
DERIVATIVE LIABILITY	—	1,423,464
NOTE PAYABLE, less current portion	39,208	—
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	170,723

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 33,901,643 and 33,476,530 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	339,017	334,765
Additional paid-in capital	315,005,088	311,210,796
Accumulated deficit	(252,979,901)	(255,846,144)

Total shareholders’ equity	62,364,204	55,699,417

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$101,700,462	$100,009,604

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
NET REVENUES
Ticketing	$83,870,628	$66,980,245	$25,086,116	$21,543,990
Other	8,975,526	8,407,726	3,121,762	2,847,663

	92,846,154	75,387,971	28,207,878	24,391,653

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	70,599,583	56,026,353	20,423,355	18,101,600
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	4,594,731	3,811,974	1,587,767	1,350,998
Selling, general and administrative	11,699,046	10,449,058	3,904,735	3,521,202
Payroll and benefits	12,292,806	10,435,334	4,218,281	3,271,800
Depreciation and amortization	1,318,629	1,373,840	461,183	449,598

Total operating costs and expenses	100,504,795	82,096,559	30,595,321	26,695,198

Loss from operations	(7,658,641)	(6,708,588)	(2,387,443)	(2,303,545)

EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES	2,061	(1,550)	1,186	218

OTHER INCOME (EXPENSE)
Interest, net	(87,458)	(1,608,894)	232,163	(425,100)
Change in derivative liability	—	584,000	—	240,000
Other, net	60,381	(140,399)	21,119	(57,915)

Loss from continuing operations before minority interest	(7,683,657)	(7,875,431)	(2,132,975)	(2,546,342)

MINORITY INTEREST IN (INCOME) LOSSES OF SUBSIDIARIES	(21,488)	34,351	(21,106)	4,095

Loss from continuing operations	(7,705,145)	(7,841,080)	(2,154,081)	(2,542,247)

Gain on sale of discontinued operations, net of income taxes	9,953,105	16,863,911	9,953,105	16,863,911
Income from discontinued operations	1,345,856	2,200,879	296,918	642,464

Income from discontinued operations	11,298,961	19,064,790	10,250,023	17,506,375

Net income	$3,593,816	$11,223,710	$8,095,942	$14,964,128

Basic and diluted income (loss) per common share
Continuing operations	(0.23)	(0.24)	(0.06)	(0.08)
Discontinued operations	0.34	0.58	0.30	0.53

Total basic and diluted net income per share	$0.11	$0.34	$0.24	$0.45

Weighted average common and common equivalent shares outstanding — basic and diluted	33,439,931	32,641,278	33,613,357	32,958,073

HOLLYWOOD MEDIA CORP.
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
For the Nine Months Ended September 30, 2007
(unaudited)

	Broadway		Intellectual
	Ticketing (1)	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$83,870,628	$8,006,543	$797,043	$171,940	$—	$92,846,154
Operating Income (Loss)	2,339,340	(1,556,905)	41,351	(414,309)	(8,068,118)	(7,658,641)

Net Income (Loss) from continuing operations	2,361,867	(1,503,942)	29,057	(414,309)	(8,177,818)	(7,705,145)
Add back (Income) Expense:
Interest, net	(48,417)	3,309	(7,133)	—	139,699	87,458
Taxes	(7,400)	(52,626)	—	—	735	(59,291)
Depreciation and Amortization	232,417	726,720	—	5,770	353,722	1,318,629

EBITDA Income (Loss) from continuing operations	$2,538,467	$(826,539)	$21,924	$(408,539)	$(7,683,662)	$(6,358,349)

For the Nine Months Ended September 30, 2006
(unaudited)

	Broadway		Intellectual
	Ticketing (1)	Ad Sales (2)	Properties	Cable TV	Other (3)(4)	Total
Net Revenues	$66,980,245	$7,607,721	$683,405	$116,600	$—	$75,387,971
Operating Income (Loss)	2,402,548	(595,443)	(18,842)	(430,459)	(8,066,392)	(6,708,588)

Net Income (Loss) from continuing operations	2,341,099	(673,887)	20,556	(429,084)	(9,099,764)	(7,841,080)
Add back (Income) Expense:
Interest	(13,697)	(2,923)	(6,597)	—	1,632,111	1,608,894
Taxes	—	84,907	—	—	—	84,907
Depreciation and Amortization	204,617	797,903	—	10,216	361,104	1,373,840

EBITDA Income (Loss) from continuing operations	$2,532,019	$206,000	$13,959	$(418,868)	$(7,106,549)	$(4,773,439)

For the Three Months Ended September 30, 2007
(unaudited)

	Broadway		Intellectual
	Ticketing (1)	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$25,086,116	$2,747,602	$318,350	$55,810	$—	$28,207,878
Operating Income (Loss)	1,037,279	(678,241)	41,472	(143,079)	(2,644,874)	(2,387,443)

Net Income (Loss) from continuing operations	1,047,214	(657,912)	23,728	(143,079)	(2,424,032)	(2,154,081)
Add back (Income) Expense:
Interest, net	(28,073)	3,419	(2,176)	—	(205,333)	(232,163)
Taxes	—	(22,061)	—	—	—	(22,061)
Depreciation and Amortization	96,747	242,379	—	331	121,726	461,183

EBITDA Income (Loss) from continuing operations	$1,115,888	$(434,175)	$21,552	$(142,748)	$(2,507,639)	$(1,947,122)

For the Three Months Ended September 30, 2006
(unaudited)

	Broadway		Intellectual
	Ticketing (1)	Ad Sales (2)	Properties	Cable TV	Other (3)(4)	Total
Net Revenues	$21,543,990	$2,570,826	$194,237	$82,600	$—	$24,391,653
Operating Income (Loss)	670,713	(180,740)	(15,093)	(114,500)	(2,663,925)	(2,303,545)

Net Income (Loss) from continuing operations	634,724	(214,647)	(8,977)	(114,050)	(2,839,297)	(2,542,247)
Add back (Income) Expense:
Interest	(1,631)	(764)	(1,803)	—	429,298	425,100
Taxes	—	35,096	—	—	—	35,096
Depreciation and Amortization	68,405	253,489	—	3,375	124,329	449,598

EBITDA Income (Loss) from continuing operations	$701,498	$73,174	$(10,780)	$(110,675)	$(2,285,670)	$(1,632,453)

(1)	The Broadway Ticketing segment’s EBITDA and Net Income in the third quarter of 2007 as compared to the third quarter of 2006 was negatively impacted by temporary redundant lease expense of $183,235 during the third quarter of 2007 as the Company consolidates its New York offices.

(2)	The Ad Sales segment includes Internet advertising sales on Hollywood.com, commissions from advertising sales on MovieTickets.com and Internet and other advertising sales by CinemasOnline.

(3)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.

(4)	The Other segment’s EBITDA results for the third quarter of 2006 include $240,000 of gain on a non-cash change in a derivative liability, which favorably impacted the third quarter of 2006 results. The derivative liability was eliminated to additional paid-in-capital during the first quarter of 2007 in accordance with the new SEC pronouncements.